Exhibit 5.2

A&L Goodbody Solicitors International Financial Services Centre North Wall Quay Dublin 1

Tel: +353 1 649 2000 Fax: +353 1 649 2649 email: info@algoodbody.com website: www.algoodbody.com dx: 29 Dublin

Our ref	RL2/DM5 01416218	Your ref	Date	25 July 2016

XL House

8 St. Stephen's Green

Dublin 2, Ireland

XL Group plc (the Company)

Dear Sir/Madam

We are acting as Irish counsel to the Company, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at XL House, 8 St. Stephen's Green, Dublin 2, Ireland, in connection with the filing by the Company, XL Group Ltd and XLIT Ltd. (XL Cayman) of post-effective amendment no.1 to the registration statement on Form S-3 and related prospectus (together the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on 25 July 2016 under the Securities Act of 1933 of the United States of America, as amended (the Securities Act). The Registration Statement relates to securities including guarantees issued by the Company of senior or subordinated debt securities of XL Cayman (the Guarantees),

(the proposals and arrangements described in the Registration Statement being referred to in this letter as the Transaction; and the Guarantees being referred to in this letter as the Obligations).

1.	For the purposes of giving this Opinion we have examined the Registration Statement and (ii) the corporate documents set out in Schedule 1 (the Corporate Documents).

2.	In connection with this letter, we have assumed:

2.1.	the accuracy and completeness of all information appearing on public records;

2.2.	the completeness and authenticity of the draft of the Registration Statement dated 25 July 2016 and that the Registration Statement will be filed with the SEC in a form and content having no material differences to such draft;

2.3.	that the excerpt from the minutes of the meeting of the board of directors of the Company dated 12 May 2016 produced to us correctly record the proceedings of the meeting to which they relate and the resolutions passed and/or the subject matter which the minutes purport to record, that the resolutions contained in the minutes are in full force and effect and that no further resolutions have been passed

Dublin	Belfast	London	New York	San Francisco	Palo Alto

P.M. Law	L.A. Kennedy	M.P. McKenna	C. Rogers	C. Christle	M.F. Barr	M. Traynor	D. Inverarity	L. Mulleady	R. Grey	P. Diggin
C.E. Gill	S.M. Doggett	K.A. Feeney	G. O’Toole	S. O’Croinin	A.M. Curran	P.M. Murray	M. Coghlan	K. Ryan	R. Lyons	J. Williams
E.M. FitzGerald	B. McDermott	M. Sherlock	J.N. Kelly	J.W. Yarr	A. Roberts	N. Ryan	D.R. Francis	E. Hurley	J. Sheehy	A. O'Beirne
J. G. Grennan	C. Duffy	E.P. Conlon	N. O’Sullivan	D.R. Baxter	M. Dale	P. Walker	A. Casey	G. Stanley	C. Morrissey	M. Cole
J. Coman	E.M. Brady	E. MacNeill	M.J. Ward	A. McCarthy	R.M. Moore	K. Furlong	B. Hosty	D. Dagostino	C. McLoughlin
P.D. White	P.V. Maher	K.P. Allen	A.C. Burke	J.F. Whelan	D. Main	P.T. Fahy	M. O’Brien	E. Keane	C. Carroll
V.J. Power	S. O’Riordan	E.A. Roberts	D. Widger	J.B. Somerville	J. Cahir	M. Rasdale	K. Killalea	C. Clarkin	S.E. Carson

Consultants:	J.R. Osborne	S.W. Haughey	Professor J.C.W. Wylie	A.F. Browne	M.A. Greene	A.V. Fanagan	J.A. O’Farrell	I.B. Moore

(whether by the board of directors of the Company or a committee of such board) or corporate or other action taken which would or might alter the effectiveness thereof;

2.4.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Registration Statement;

2.5.	that the Company has entered into the Transaction and will enter into the Obligations in good faith and on arm’s length terms, for its legitimate and bona fide business purposes, and that the Company derives and will at all times derive commercial benefit from the Obligations commensurate with the risks undertaken by it in relation to the entry into of the Obligations and it receives adequate consideration therefor;

2.6.	the absence of fraud and the presence of good faith on the part of the Company under the Registration Statement and its officers, employees, agents and advisers in respect of the Transaction and entry into the Obligations described in the Registration Statement;

2.7.	that (a) the Company will be fully solvent at the time of and immediately following the filing of the Registration Statement and upon the entry into of any Obligations; (b) the Company would not as a consequence of doing any act or thing which the Registration Statement or entry into of any Obligations contemplates, permits or requires the Company to do, be insolvent; (c) no resolution or petition for the appointment of a liquidator or examiner has been passed or presented in relation to the Company and none will be passed or presented prior to the entry into of any Obligations; and (d) no receiver has been appointed in relation to any of the assets or undertakings of the Company and none will be appointed prior to the entry into of any Obligations;

2.8.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or entry into of any Obligations are or will be required to be obtained;

2.9.	that the Obligations will conform with the terms of the agreements related to the Obligations, including the terms of (i) the indenture dated as of 30 September 2011 as supplemented by the supplemental indentures thereto dated as of 30 September 2011, 21 November 2013 and 25 July 2016 or (ii) the indenture dated 30 March 2015 as supplemented by the supplemental indentures thereto dated 30 March 2015 and 25 July 2016;

2.10.	that the representations and warranties contained in the Registration Statement are true and correct and that the Company will at all times comply with its obligations under, and the representations and warranties contained in, the Registration Statement and the agreements and arrangements referred to in the Registration Statement and all other agreements and arrangements relating to the entry into or performance of any Obligations;

2.11.	that, to the extent the Obligations include any right to convert or exchange such Obligations into shares of the Company, the Obligations will not be issued by the Company unless there are, at that time, sufficient numbers of authorised but unissued

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shares in the Company’s capital (and that the Company will have designated a sufficient number of undesignated shares in its capital as in accordance with its articles of association and any applicable law for this purpose) and that, at the time of the issue of the relevant Obligation, there are subsisting valid authorities given by the Company’s shareholders or under the Company’s articles of association pursuant to sections 1021 and 1022 of the Irish Companies Act 2014;

2.12.	that the Company will have the necessary power and authority, and all necessary corporate and other action will have been taken, to enter into and perform the Obligations and to execute, deliver and perform the obligations undertaken by it in relation thereto to which it is party, and the implementation by the Company of the foregoing will:

2.12.1.	not cause any limit on it or on its directors (whether imposed by the documents constituting the Company or by statute or regulation) to be exceeded or any terms of any agreement, contract or undertaking binding on it or its assets to be breached; or

2.12.2.	not cause any law (including public policy) or order of any jurisdiction to be contravened;

2.12.3.	comply in all respects with the provisions of the Companies Act 2014; and

2.13.	that, at that time, the entry into and performance of any of the Obligations or any indenture related thereto and the registration of such Obligations will not violate any law applicable to the Company.

3.	We are admitted to practise law only in Ireland (excluding Northern Ireland) and accordingly, we express no opinion on the laws of any jurisdiction other than the laws (and the interpretation thereof) of Ireland (excluding Northern Ireland) in force as at the date hereof. This opinion is also strictly confined to:

3.1.	the matters expressly stated at paragraph 4 below (and, in particular, no view or opinion is offered or given in respect of any type of security referred to in the Registration Statement);

3.2.	the searches referred to at paragraph 4.1 below; and

3.3.	the Obligations, but only in so far as expressly described at paragraphs 4.2 and 4.3 below.

4.	Based on the foregoing and the qualifications contained in paragraph 5 of this letter, we are of the opinion that:

4.1.	the Company is a company duly incorporated under the laws of Ireland. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on 22 July 2016, the Company is validly existing under the laws of Ireland;

4.2.	the Company has all the requisite power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Obligations, including the issue and offer of the Obligations; and
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4.3.	when the Obligations have been duly authorised by the Company and when the Obligations are signed in facsimile or manually by a director or officer of the Company on behalf of the Company and / or executed under the Company's common seal in accordance with its articles of association and, if appropriate, authenticated in the manner set forth in the indenture related thereto and delivered against due payment therefor, the Obligations will be duly executed, issued and delivered and will be the valid, binding obligations of the Company.

5.	The opinions set forth in this letter are given subject to the following qualifications:

5.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

5.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court schemes of arrangement, administration and examination and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

5.3.	claims may become barred under relevant statutes of limitation if not pursued within the time limited by such statutes;

5.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the agreements and arrangements referred to in the Registration Statement or any other agreements or arrangements relating to the Obligations might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been made in good faith;

5.5.	claims may be or become subject to defences of set-off or counter-claim;

5.6.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice and where staying the action is not inconsistent with Council Regulation 2001/44/EC;

5.7.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

5.8.	a waiver of all defences to any proceedings may not be enforceable;

5.9.	provisions in any of the agreements or arrangements referred to in the Registration Statement or any other agreements or arrangements relating to the Obligations providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

5.10.	an Irish court may refuse to give effect to undertakings contained in any of the agreements or arrangements referred to in the Registration Statement or any other agreements or

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arrangements relating to the Obligations, that the Company will pay legal expenses and costs in respect of any action before the Irish courts;

5.11.	the searches referred to in paragraph 4.1 do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company;

5.12.	we express no opinion on any taxation matters; and

5.13.	we express no opinion on the enforceability or otherwise of any security which may be granted by the Company to secure its obligations under the Obligations.

6.	We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to our firm under the headings “Legal Matters” and “Enforcement of Civil Liabilities under United States Federal Securities Laws”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the SEC thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

7.	This opinion may be relied upon by Skadden, Arps, Slate, Meagher & Flom LLP for the purposes solely of any legal opinion that they may be required to give with respect to the Registration Statement and the Transaction.

This opinion is to be interpreted in accordance with, and governed by, the laws of Ireland and speaks only of its date.

Yours faithfully,
/s/ A&L GOODBODY
A&L Goodbody

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SCHEDULE 1

Corporate Certificate of the Company dated 25 July 2016 including, inter alia;

•	Extract Resolutions of the directors of the Company dated 12 May 2016;

•	Certified copy of the Certificate of Incorporation, Certificate of Re-registration as a public limited company and Memorandum and Articles of Association of the Company; and

•	Letter of Status dated 22 July 2016 from the Companies Registration Office, Dublin.

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